Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

CENTERPOINT PROPERTIES TRUST

ARTICLE I

OFFICES

Section 1.               PRINCIPAL OFFICE. The principal executive office of the Trust shall be located at such place as the Board of Trustees may designate.

Section 2.               ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.               PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place either within or without the State of Maryland as shall be set by the Board of Trustees and stated in the notice of the meeting.

Section 2.               ANNUAL MEETING. An annual meeting of the shareholders shall be held each year on such date and time as the Board of Trustees may designate from time to time in the call of the meeting or waiver of notice thereof, for the purpose of electing Trustees and for the transaction of such other business as may come before the meeting.

Section 3.               SPECIAL MEETINGS. Except as may be set forth in the Declaration of Trust with respect to any class or series of shares of the Trust, special meetings of the shareholders of the Trust may be called by the Chairman of the Board, Chief Executive Officer or by the Board of Trustees at such date and time as may be stated in the call of the meeting or waiver of notice thereof. Such notice shall state the purpose of such meeting and the matters proposed to be acted on at such meeting.

Section 4.               NOTICE OF MEETINGS. Notice of the time, place and purpose of every meeting of shareholders shall be delivered personally, by mail or by any other means permitted by Maryland law not less than ten days  nor more than 60 days prior to the date thereof to each shareholder of record entitled to vote, and to each other shareholder entitled to notice of the meeting, at such shareholder’s post office address appearing upon the records of the Trust or at such other address as shall be furnished in writing by such shareholder to the Trust for such purpose. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid. Such further notice shall be given as may be required by law or by these Bylaws. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

Section 5.               ORGANIZATION. Every meeting of the shareholders shall be presided over by the Chairman, if there be one, or if the Chairman is not present, by the Chief Executive Officer, or if the Chief Executive Officer is not present, by a chairman chosen at the meeting. The Secretary of the Trust, or in the Secretary of the Trust’s absence, an Assistant Secretary, shall act as Secretary of the meeting, if present.

Section 6.               QUORUM. The holders of record of at least a majority of the shares of the beneficial interest of the Trust, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these Bylaws, constitute a quorum at all meetings of the shareholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

Section 7.               VOTING. Subject to the rights of holders of any class or series of shares (other than Common Shares) to elect additional Trustees under specified circumstances, a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a trustee unless a greater vote is required by Maryland law, the Declaration of Trust of the Trust or by other provisions of these Bylaws. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. No shareholder shall have the right to cumulate his votes in elections for Trustees. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by Maryland law, the Declaration of Trust of the Trust or by other provisions of these Bylaws. Unless otherwise provided in the Declaration of Trust, each outstanding share of beneficial interest shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 8.               PROXIES. A shareholder may cast the votes entitled to be cast by the shares of beneficial interest owned of record by the shareholder in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Trust before or at the time of the meeting.

Section 9.               INSPECTORS. The Board of Trustees, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may, and on the request of any shareholder entitled to vote shall, appoint one or more inspectors of election. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector of election at such meeting with strict impartiality and according to the best of his or her ability. If appointed, the inspectors of election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 10.             WRITTEN CONSENT BY SHAREHOLDERS. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of shares of beneficial interest of the Trust, issued and outstanding and entitled to vote thereon, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 11.             MEETING BY CONFERENCE TELEPHONE. To the extent permitted by the Board of Trustees or the chairman of the meeting, shareholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

Section 12.             CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Declaration of Trust of the Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

TRUSTEES

Section 1.               GENERAL POWERS;  NUMBER;  TERM;  TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the director of its Board of Trustees. A majority of the Board of Trustees may set, increase or decrease the number of Trustees, provided that the number thereof shall not be less than six and shall not exceed twelve, and provided further that the number thereof shall never be less than the minimum number required by the Declaration of Trust. Trustees shall hold office until the next annual election and until their successors shall have been elected and shall have qualified, unless sooner displaced.

Section 2.               ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.

Section 3.               SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without notice other than such resolution.

Section 4.               NOTICE. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 48 hours prior to the meeting. Telephone notice shall be deemed to be given when the trustee or his or her agent is personally given such notice in a telephone call to which the trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Any meeting may be held without notice, if all trustees are present, or if notice is waived in writing, either before or after the meeting, by those not present. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 5.               QUORUM. A majority of the members of the Board of Trustees then holding office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

Section 6.               VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute, these Bylaws or the Declaration of Trust. If enough Trustees have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the Trustees still present at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law or the Declaration of Trust.

Section 7.               ORGANIZATION. Every meeting of the trustees shall be presided over by the Chairman of the Board, if there be one, or if the Chairman of the Board is not present, by the Chief Executive Officer, or if the Chief Executive Officer is not present, by a chairman chosen at the meeting. The Secretary of the Trust, or in the Secretary of the Trust’s absence, an assistant secretary, shall act as Secretary of the meeting, if present.

Section 8.               TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.               WRITTEN CONSENT BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting, if a written consent or consents thereto is signed by all members  of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 10.             VOTING BY BALLOT. Voting at meetings of the Board of Trustees may be conducted orally, by show of hands, or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the Secretary in the minutes of proceedings of the Board of Trustees.

Section 11.             VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the Trustees remaining hereunder (even if fewer than six Trustees remain). Any vacancy occurring in the Board of Trustees, and any trusteeship to be filled by reason of an increase in the number of Trustees, may be filled by (1) election at an annual meeting of shareholders, or (2) by the remaining members of the Board of Trustees. A Trustee elected by the shareholders to fill a vacancy shall hold office for the balance of the term to which he or she was elected. A Trustee appointed to fill a vacancy shall serve until the next meeting of shareholders at which Trustees are to be elected.

Section 12.             RESIGNATION. A Trustee may resign at any time by giving written notice to the other Trustees at the principal office of the Trust. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 13.             REMOVAL OF TRUSTEES. One or more of the Trustees may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of Trustees, except that if a Trustee is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

Section 14.             COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive compensation per year and/or per meeting and/or per visit to real property owned or to be acquired by the Trust and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 15.             LOSS OF DEPOSITS. No trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares of beneficial interest have been deposited.

Section 16.             SURETY BONDS. Unless required by law, no trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 17.             RELIANCE. Each trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a trustee.

Section 18.             CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Trust.

Section 19.             PRESUMPTION OF ASSENT. A Trustee of the Trust who is present at a meeting of the Board of Trustees at which action on any trust matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Trust immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Trustee who voted in favor of such action.

ARTICLE IV
COMMITTEES

Section 1.               NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members one or more committees (each a “Committee”) each consisting of at least one member.

Section 2.               POWERS. The Board of Trustees may delegate to any Committee appointed by the Board of Trustees any of the powers of the Board of Trustees.

Section 3.               MEETINGS. Notice of Committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

A majority of the members of a Committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Committee. The Board of Trustees may designate a chairman of any Committee, and such chairman or, in the absence of such chairman, any two members of the Committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of a Committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of such absent or disqualified members.

Each Committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the Committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4.               TELEPHONE MEETINGS. Members of a Committee may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.               WRITTEN CONSENT BY COMMITTEES. Any action required or permitted to be taken at any meeting of a Committee may be taken without a meeting, if a consent in writing to such action is signed by each member of the Committee and such written consent is filed with the minutes of proceedings of the Committee.

Section 6.               VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of a Committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve the Committee.

ARTICLE V

OFFICERS

Section 1.               GENERAL PROVISIONS. The officers of the Trust shall include a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice President(s), a Secretary and a Treasurer. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In its discretion, the Board of Trustees may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2.               REMOVAL. Any officer of the Trust may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Trustees. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.               RESIGNATION. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees, the Chairman of the Board, the Chief Executive Officer or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 4.               VACANCIES. If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the trustees may choose a successor, who shall hold office for the balance of the term.

Section 5.               CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Trustees in the absence of the Chairman of the Board, if there be one, or at his or her request. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust.

Section 6.               CHIEF FINANCIAL OFFICER. The Chief Financial Officer, who may, but need not, be the Treasurer, shall keep and maintain adequate and correct books and records of accounts of the Trust, and shall see that all moneys and other valuables of the Trust are deposited in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. The Chief Financial Officer shall disburse the funds of the Trust as directed by the Board of Trustees, shall render to the Chairman of the Board and the Trustees, whenever they request it, an account of all transactions in such officer’s official capacity and of the financial condition of the Trust, and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees.

Section 7.               CHAIRMAN OF THE BOARD. The Board of Trustees shall designate a Chairman of the Board. The Chairman of the Board shall preside over all meetings of the shareholders and Board of Trustees at which he shall be present. The Chairman of the Board shall perform such other duties as may be assigned to him or her or them by the Board of Trustees.

Section 8.               PRESIDENT. The President shall exercise and perform such powers and duties as may from time to time be assigned to the President by the Board of Trustees.

Section 9.               VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the Board of Trustees. The Board of Trustees may designate Vice Presidents for particular areas of responsibility and may elect varying levels of Vice President from time to time.

Section 10.             SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by Maryland law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; (f) otherwise certify that the Bylaws, resolutions of the shareholders and Board of Trustees and committees thereof, and other documents of the

Trust are true and correct copies thereof; and (g) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Trustees.

Section 11.             TREASURER. The Treasurer shall perform all duties commonly incident to the Treasurer’s office and shall perform such other duties and have such other powers as the Board of Trustees or the Chief Financial Officer shall designate from time to time.

Section 12.             ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Trustees may name Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Trustees.

Section 13.             SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees or a committee thereof, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a trustee.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.               CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when authorized or ratified by action of the Board of Trustees and executed by an authorized person.

Section 2.               LOANS. No loans shall be contracted on behalf of the Trust and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Trustees. Such authority may be general or confined to specific instances.

Section 3.               CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 4.               DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.

ARTICLE VII

SHARES

Section 1.               CERTIFICATES. In the event that the Trust issues shares of beneficial interest evidenced by certificates, each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him in the Trust. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or the Treasurer and may, but need not, be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

Section 2.               TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Trust shall be entitled to treat the holder of record of any share or shares of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class of shares of beneficial interest will be subject in all respects to the Declaration of Trust of the Trust and all of the terms and conditions contained therein.

Section 3.               REPLACEMENT CERTIFICATE. Any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Trustees may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.               CLOSING OF TRANSFER BOOKS; FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than

60 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Trustees may provide that the beneficial interest or share transfer books shall be closed for a stated period but not longer than 20 days. If such transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such transfer books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the beneficial interest or share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when the determination has been made through the closing of the transfer books and the stated period of closing has expired, in which case a new record date shall be determined as set forth herein.

Section 5.               BENEFICIAL INTEREST LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate beneficial interest ledger containing the name and address of each shareholder and the number of shares of beneficial interest of the Trust of each class held by such shareholder.

Section 6.               FRACTIONAL SHARES. The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.

Section 7.               SHARES WITHOUT CERTIFICATES. The Board of Trustees may authorize the issue of some or all of the shares of beneficial interest in the Trust of any or all of its classes or series without certificates.

ARTICLE VIII

ACCOUNTING YEAR

The accounting year of the Trust shall end on December 31 of each year.

ARTICLE IX

DISTRIBUTIONS

Section 1.               AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust of the Trust. Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2.               CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1.               SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.               AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 1.               INDEMNIFICATION. To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former trustee or officer of the Trust and who is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Trust, and whether civil, criminal, administrative, investigative or otherwise, by reason of his or her service in that capacity, or (b) any individual who, while an employee or trustee of the Trust and at the request of the Trust, serves or has served another trust, real estate investment trust, partnership, joint venture, corporation, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such trust, real estate investment trust, partnership, joint venture, corporation, employee benefit plan or other enterprise and who is made a party to, or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of his or her service in that capacity. To the maximum extent permitted by applicable law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust.

Neither the amendment nor repeal of this Article XII Section 1, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article XII, Section 1, shall apply to or affect the applicability of the preceding paragraph in any respect any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 2.               NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of expenses set forth in this Article XII shall not be exclusive of any other right which any trustee, officer or non-officer employee may have or hereafter acquire under any statute, provision of the Declaration of Trust or these Bylaws, agreement, vote of shareholders or otherwise.

Section 3.               INSURANCE. The Trust may maintain insurance, at its expense, to protect itself and any trustee, officer or non-officer employee against any liability of any character asserted against or incurred by the Trust or any such trustee, officer or non-officer employee, or arising out of any such person’s trust status, whether or not the Trust would have the power to indemnify such person against such liability under the general laws of the State of Maryland or the provisions of this Article XII.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust of the Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting in person or by proxy shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Bylaws of the Trust may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board of Trustees of the Trust by a majority vote of the Trustees, subject to repeal or change of any such amendment by the affirmative vote of a majority of the shareholders of the Trust entitled to vote thereon.

ARTICLE XV

MISCELLANEOUS

All references to the Declaration of Trust shall include any amendments thereto.